Exhibit 99.1

A MILESTONE YEAR

A MILESTONE YEAR

A MILESTONE YEAR

2015 RESULTS

2015 RESULTS

2015 RESULTS

2015 RESULTS

2015 RESULTS

2020 Vision: PROFIT

2020 Vision: PROFIT

2020 Vision: GROWTH

2020 Vision: GROWTH

2020 Vision: GROWTH

2020 Vision: GROWTH

2020 Vision: SERVICE

2020 Vision: SERVICE

2020 Vision: SERVICE

2020 Vision: SERVICE

2020 Vision: PEOPLE

2020 Vision: PEOPLE

AWARD RECOGNITION

AWARD RECOGNITION

GO BEYOND AWARD Garrett Jerue The Insurance Center La Crosse, Wisconsin Mark Friese Friese Financial Advocates Libertyville, Illinois Karen Hernandez West Coast Regional Office

A GOOD START

A GOOD START Combined ratio ROE Operating Earnings Per Diluted Share Net Income Earnings Per Diluted Share

Exhibit 99.1

Welcome

Focused on profit, growth, service, people

2015
YEAR IN REVIEW

ufg

A milestone YEAR

$1 billion

in revenues


4,459.60
-14.59
2,086.70
-4.88
17,964.40
-39.35
4,891.44
ufg
Nasdaq
UFCS
NasdaqListed


Trust has led us to:
70
years
in
business

2015
RESULTS

ufg

$3.53 EARNINGS PER share

92%

10.5%

ROE

$34.94 BOOK

6.9%


Jun '15

$38

$39.97 PER share

MARKET CLOSE
TUESDAY, MAY 17, 2016

2020 Vision

profit
growth
service
people

10.5%

ROE



$927 MILLION

10.5%



96 new agencies

$21.2 million

UFG SPECIALTY DIVISION


$1 million
4 months



BEST-IN-CLASS service


claims


5 to 10%
improvement


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AWARD recognition

ufg


TOP
WORK
PLACES
2015
The Des Moines Register


Forbes | 2015
AMERICA'S MOST TRUSTWORTHY FINANCIAL COMPANIES
edia LLC. Used with permission.

SCOTTY MCINTYRE, JR.

GO beyond

AWARD NOMINATION



Garrett Jerue
The Insurance Center
La Crosse, Wisconsin



Mark Friese
Friese Financial Advocates
Libertyville, Illinois



Karen Hernandez
West Coast Regional Office



a good start


13.2%
11.4%
5%

92.3%

Combined ratio

9.9%

ROE

$0.88

Net Income Earnings Per Diluted Share

$0.83

Operating Earnings Per Diluted Share

Thank You